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                                                                      EXHIBIT 21

                            NVR, Inc. Subsidiaries

                                             State of
                                             --------
                                             Incorporation or
                                             ----------------
Name of Subsidiary                           Organization
------------------                           ------------

NVR Mortgage Finance, Inc.                   Virginia
NVR Settlement Services, Inc.                Pennsylvania
Ryan Mortgage Acceptance Corporation IV      Delaware
RVN, Inc.                                    Delaware
Fox Ridge Homes, Inc.                        Tennessee
First Republic Mortgage Company              Maryland